Exhibit 32.2

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Exhibit 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
I, Sheila A. Stoke, state and attest that I am the Senior Vice President and Corporate Controller of First Charter Corporation (the “Corporation”). I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that
•	the Quarterly Report on Form 10-Q of the Corporation for the quarterly period ended June 30, 2007 containing financial statements (the “periodic report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
•	the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented.

Date: August 8, 2007	By:	/s/ Sheila A. Stoke
Sheila A. Stoke
Senior Vice President, Corporate Controller

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